Exhibit 107

Calculation of Filing Fee Table

FORM S-8

(Form Type)

IO BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)

Equity(3)	Common Stock, par value $0.001 per share	457(h)	1,597,290	$2.65	$4,232,818.50	0.00011020	$466.46

Total Offering Amounts					$4,232,818.50		$466.46

Total Fee Offsets							—

Net Fee Due							$466.46

(1)

IO Biotech, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement to register 1,597,290 shares of Common Stock, par value $0.001 per share (the “Common Stock”), for issuance under the IO Biotech, Inc. 2021 Equity and Incentive Plan (the “2021 EIP”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares of Common Stock which may become issuable pursuant to the provisions of the plans relating to adjustments for changes resulting from a stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)

Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $2.65 per share represents the average high and low sales prices of the Common Stock as quoted on the Nasdaq Global Market on January 31, 2023.

(3)

The number of shares of Common Stock available for issuance under the 2021 EIP is subject to an automatic annual increase on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2022, and continuing until (and including) the fiscal year ending December 31, 2031, with such annual increase equal to the lesser of (i) 4% of the number of shares of Common Stock issued and outstanding on December 31st of the immediately preceding calendar year, and (ii) an amount determined by the Board of Directors. The amount of shares registered reflects the application of the evergreen increase for 2023 as well as a number of shares available under the 2021 EIP that were not previously registered.